                                     FORM OF
                                FINANCIAL ADVISOR

                                       AND

                            DEALER MANAGER AGREEMENT

--------------------------------------------------------------------------------

                                    Offer by

                                  CD RADIO INC.

                                       to

                                    Exchange

                  10 1/2% Series C Convertible Preferred Stock

                                       for

                     5% Delayed Convertible Preferred Stock

--------------------------------------------------------------------------------

                               MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                     as FINANCIAL ADVISOR and DEALER MANAGER

--------------------------------------------------------------------------------

                                October __, 1997



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




                                October __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

     CD Radio Inc., a Delaware corporation (the "Company"), hereby appoints Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as dealer manager and financial advisor (in either of such capacities, Merrill Lynch may hereinafter be referred to as the "Dealer Manager") in connection with its offer to exchange up to (i) ___ shares of its new 10 1/2% Series C Convertible Preferred Stock, without par value per share (the "New Preferred Stock") for up to all of the outstanding 5,222,608 shares of its 5% Delayed Convertible Preferred Stock, par value $.001 per share (the "5% Preferred Stock"), at a rate of one share of New Preferred Stock for each $100 in Exchange Rate Liquidation Preference for the shares of 5% Preferred Stock to be converted. Such offer (as amended, modified or supplemented from time to time, the "Exchange Offer" and any exchange of New Preferred Stock and Common Stock for 5% Preferred Stock pursuant to the Exchange Offer is herein referred to as an "Exchange") is being made upon the terms and subject to the conditions set forth in the Prospectus (as defined below) and in the accompanying letter of transmittal (as amended, modified or supplemented from time to time, the "Letter of Transmittal").

     In conjunction with the Exchange Offer, the Company is also soliciting (the "Solicitation") consents from the holders of record of its Common Stock, par value $.001 per share (the "Common Stock") and its 5% Preferred Stock on October 1, 1997 (the "Record Date") to a proposed amendment (the "Proposed Amendment") to the Certificate of Designations of the 5% Preferred Stock (i) to allow the Company to redeem the 5% Preferred Stock (to the



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                                        2

extent not previously converted) in whole or in part upon the sale of any equity or debt securities in one or more offerings for gross proceeds in an aggregate cash amount of not less than $100 million and (ii) to amend certain of the redemption provisions relating to the requirements for the delivery of a notice of redemption in connection therewith. The Company is conducting the Solicitation pursuant to a separate Consent Solicitation Statement dated October __, 1997. The holders of 5% Preferred Stock are hereinafter referred to as the "Holders."

     The Company hereby confirms its agreement with Merrill Lynch as follows:

     1. Registration Statement, Prospectus and Offering Materials. (a) The Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1933 Act"), a registration statement on Form S-4 covering the registration of (i) shares of New Preferred Stock to be issued pursuant to the Exchange Offer, (ii) shares of Common Stock to be issued upon conversion of the New Preferred Stock by the holders thereof or upon the payment of dividends on the New Preferred Stock at the option of the Company and (iii) shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") upon an automatic exchange of the New Preferred Stock as provided in the Certificate of Designations for the New Preferred Stock, including the related preliminary prospectus, and will prepare and file, on or prior to the effective date of such registration statement, amendments to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement." The final prospectus included in the Registration Statement (including any documents incorporated therein by reference) is hereinafter called the "Prospectus," except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424 (b) under the 1933 Act), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Manager for such use. The terms "supplement" and "amendment" or "amend" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "1934 Act").

     (b) The Company has also prepared and filed with the Commission under the 1934 Act a Statement on Schedule 13E-4 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4"; all



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                                        3

references in this Agreement to the Schedule 13E-4 as the same may be amended hereafter shall include all exhibits filed together with any amendments thereto).

     (c) The Registration Statement and the Prospectus, and the related letters from the Company to securities dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of the 5% Preferred Stock, the Letter of Transmittal, notice of guaranteed delivery and any newspaper announcements, press releases and all other related materials authorized by the Company for use in connection with the Exchange Offer, including the Schedule 13E-4, as such materials may be amended, modified or supplemented from time to time, are hereinafter collectively referred to as the "Offering Materials." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     2. Retention as Financial Advisor; Agreement to Act as Dealer Manager. (a) The Company intends to commence the Exchange Offer as soon as practicable after the Registration Statement becomes effective under the 1933 Act by publicly announcing its commencement and by mailing, or causing to be mailed on its behalf, copies of the Prospectus, the related Letter of Transmittal and such of the other Offering Materials as is required to each holder of record of the 5% Preferred Stock (the date of the commencement of such distribution being herein called the "Commencement Date"); provided, however, that no public announcement or distribution will be made unless the conditions set forth in Section 7 hereof shall have been satisfied and complied with prior to or concurrently with such commencement. On or as soon as practicable after the Commencement Date, the Company will issue press releases and publish announcements announcing the commencement of the Exchange Offer, such press releases and announcements to be in such form, and such announcements to be published in such publications, as Merrill Lynch and the Company shall reasonably determine.

     (b) The Company hereby retains and authorizes Merrill Lynch to act as its exclusive Dealer Manager in connection with the Exchange Offer. On the basis of the representations, warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Offering Materials, Merrill Lynch agrees to act as the exclusive Dealer Manager in connection with the Exchange Offer and to use its best efforts to solicit Exchanges from Holders.

     (c) The Company shall furnish Merrill Lynch, or cause the transfer agent and registrar for the 5% Preferred Stock (the "Transfer Agent") to furnish Merrill Lynch, as soon as practicable after the date hereof (to the extent not previously furnished), with cards or lists or copies thereof showing the names of persons who were the holders of record or, to the extent available to the Company, the beneficial owners of the 5% Preferred Stock as of a recent date, together with their addresses, and the number of shares of 5% Preferred Stock held by them.



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                                        4

Additionally, the Company shall use its best efforts to update, or to cause the Transfer Agent to update, such information from time to time during the term of this Agreement as requested by Merrill Lynch. Except as otherwise provided herein, Merrill Lynch agrees to use such information only in connection with the Exchange Offer. Merrill Lynch shall act hereunder as an independent contractor and nothing herein contained shall make Merrill Lynch (in its capacity as Dealer Manager) an agent of the Company in connection with the Exchange Offer. Nothing contained in this Agreement shall constitute Merrill Lynch (in its capacity as a Dealer Manager) a partner of or joint venturer with the Company.

     (d) The Company authorizes Merrill Lynch to use the Offering Materials in connection with the Exchange Offer and for such period of time as any Offering Materials are required by law to be delivered in connection therewith. Merrill Lynch shall not have any obligation to cause any Offering Materials to be transmitted generally to Holders. Merrill Lynch agrees not to give any written information and not to make any representations to Holders in connection with any Exchange other than as contained in the Offering Materials.

     (e) The Company authorizes Merrill Lynch to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer with respect to matters relating to the Exchange Offer.

     (f) The Company agrees that any reference to Merrill Lynch in any Offering Materials or in any newspaper announcement or press release or other public document or communication is subject to the prior approval of Merrill Lynch.

     3. Compensation. (a) The Company hereby agrees to pay Merrill Lynch for services rendered and to be rendered by it in connection with the Exchange Offer a fee (the "Management Fee") equal to 2.0% of (a) the per share liquidation preference of any New Preferred Stock issued in the Exchange Offer, (b) the principal amount of any debt securities issued in the Exchange Offer and (c) the fair market value of any Common Stock or other consideration (including cash) issued in the Exchange Offer. Such fee is payable in cash in U.S. dollars upon the consummation of the Exchange Offer. The Management Fee shall be paid only if the Exchange Offer is consummated, and shall be paid by wire transfer of immediately available funds upon the Closing Date (as hereinafter defined). In addition, the Company agrees to reimburse Merrill Lynch directly for all of its out-of-pocket expenses incurred in connection with the Exchange Offer, including, without limitation, the reasonable fees and disbursements of its legal counsel.

     4. Certain Covenants of the Company. The Company covenants with Merrill Lynch as follows:



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                                        5

        (a) To use its best efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective and will notify Merrill Lynch immediately and, if requested by Merrill Lynch, will confirm the notice in writing, (i) when the Registration Statement, including any post-effective amendment thereto, shall have become effective or any supplement to the Prospectus or any amended Prospectus or any amendment to the Schedule 13E-4 or any amended or additional Offering Materials shall have been filed, (ii) of the receipt of any comments from the Commission (whether or not relating to the Exchange Offer), (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus, the Schedule 13E-4 or the other Offering Materials or for additional information, (iv) of the receipt of any other communication (whether written or oral) from the Commission relating to the Registration Statement, the Schedule 13E-4 or any Offering Materials, including, without limitation, (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or
     (B) the issuance by the Commission of any order preventing or suspending the use of any of the Offering Materials or (C) the suspension of the qualification of the shares of New Preferred Stock, Common Stock or Series D Preferred Stock for offering or sale in connection with the Exchange Offer in any jurisdiction, (D) the institution or threatening of any proceedings for any of such purposes or (E) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept the 5% Preferred Stock tendered pursuant to the Exchange Offer. The Company will make every reasonable effort to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest possible moment.

        (b) Prior to the termination of the Exchange Offer, to give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or any amendment to the Schedule 13E-4 or the other Offering Materials, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of, and will consult with Merrill Lynch and counsel for Merrill Lynch concerning, any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall object.

        (c) To furnish promptly to Merrill Lynch and its counsel, without charge, signed copies of the Registration Statement and the Schedule 13E-4, as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference



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                                        6

     therein) and signed copies of all consents and certificates of experts, and any other filing with the Commission in connection with the Exchange Offer, whether filed before or after the Registration Statement becomes effective. The copies of the Registration Statement, the Schedule 13E-4 and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) To furnish promptly to Merrill Lynch and its counsel, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as Merrill Lynch may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and the 1934 Act. The Company will furnish promptly to Merrill Lynch, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when a prospectus is required by the 1933 Act to be delivered in connection with the Exchange Offer, such number of copies of the Prospectus and the other Offering Materials (as supplemented or amended) as Merrill Lynch may reasonably request and will cause all amendments and supplements filed with the Commission to be distributed to Holders as may be required by the 1933 Act and the 1934 Act. The Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) To comply in all material respects with the 1933 Act and the 1934 Act in connection with the Offering Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the 1933 Act or 1934 Act to be delivered in connection with any Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus, the Schedule 13E-4 or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or if it shall be necessary, in the opinion of such counsel, to amend the Registration Statement or amend or supplement the Prospectus, the Schedule 13E-4 or any other Offering Materials to comply with the requirements of the 1933 Act or 1934 Act, the Company will promptly prepare, file with the Commission, subject to Section 4(b) of this Agreement, and furnish, at its own expense, to Merrill Lynch, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus, the Schedule 13E-4 or such other Offering Materials comply with such



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                                        7

     requirements and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request.

        (f) To timely file any report or other document required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act during the period of time referred to in Section 4(e) hereof; provided, however, that the Company shall not file any such report or other document unless Merrill Lynch shall have previously been advised and furnished copies thereof; the Company shall deliver to Merrill Lynch, without charge, such number of copies of such report or other document as Merrill Lynch may reasonably request.

        (g) To use its best efforts, in cooperation with Merrill Lynch, to qualify the Exchange Offer and the shares of New Preferred Stock, Common Stock and Series D Preferred Stock for offering and sale under the state securities or blue sky laws of such jurisdictions as Merrill Lynch may designate, and shall use its best efforts to comply promptly with such laws so as to permit the continued qualification of such securities and the continuation of the Exchange Offer in such jurisdictions for such time as may be necessary to conduct the Exchange Offer; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the shares of New Preferred Stock and Common Stock have been qualified as above provided.

        (h) To make generally available to its securityholders and to Merrill Lynch an earnings statement covering a twelve-month period beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

        (i) To use its best efforts to effect and maintain the quotation of the Common Stock on the Nasdaq National Market on the Commencement Date or as soon as practicable thereafter and to file all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) To pay all costs and expenses incurred in connection with the performance of its obligations in connection with this Agreement and the Exchange Offer including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Prospectus, the Schedule 13E-4 and the other Offering



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                                        8

     Materials and any amendments or supplements to any of the foregoing, and the cost of furnishing copies thereof to Merrill Lynch and to Holders as required by this Agreement or applicable law, (ii) the preparation and distribution of this Agreement, certificates for the shares of New Preferred Stock and any Blue Sky surveys and the printing of certificates for the shares of New Preferred Stock, (iii) the distribution of the Offering Materials to the holders of the 5% Preferred Stock, (iv) the fees and disbursements of counsel for the Company and the Company's accountants and other advisors, (v) the qualification of the shares of New Preferred Stock, Common Stock and Series D Preferred Stock and the Exchange Offer under the applicable securities laws in accordance with Section 4(f) (including filing fees and reasonable fees and disbursements of counsel for Merrill Lynch in connection with such qualification) and any filing for review of the Exchange Offer with the National Association of Securities Dealers, Inc. ("NASD") (including filing fees and reasonable fees and disbursements of counsel for Merrill Lynch in connection with such filing with the NASD), (vi) the fees and expenses of the Transfer Agent, the Information Agent and the Exchange Agent, (vii) the out-of-pocket expenses of Merrill Lynch incurred in connection with the Exchange Offer as provided in Section 3 and (viii) all other costs and expenses incident to the Exchange Offer incurred by the Company and its subsidiary. The Company agrees to pay all of the aforementioned costs and expenses whether or not the Exchange Offer is consummated.

        (k) To advise or cause the Exchange Agent to advise Merrill Lynch at 5:00 P.M., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to 5% Preferred Stock tendered as of 4:00 P.M on such day as follows:

            (i) the number of shares of 5% Preferred Stock validly tendered represented by certificates physically held by the Exchange Agent (or for which the Exchange Agent has received confirmation of receipt of book-entry transfer of such 5% Preferred Stock into the Exchange Agent's account at the book-entry transfer facility (as defined in the Prospectus) pursuant to the procedures set forth in the Exchange Offer) on such day;

            (ii) the number of shares of 5% Preferred Stock properly withdrawn on such day; and

            (iii) the cumulative number of shares of 5% Preferred Stock in categories (i) and (ii) above.

     On the day following such oral communication, the Company shall furnish or cause the Exchange Agent to furnish to Merrill Lynch a written report confirming the above information which has been communicated orally. The Company shall furnish or cause



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                                        9

     the Exchange Agent to furnish to Merrill Lynch such other reasonable information on the tendering Holders as may be requested from time to time.

        (l) To give Merrill Lynch notice of any change of the expiration date of the Exchange Offer (the "Expiration Date").

        (m) To promptly give Merrill Lynch notice of the setting of any record date or any change thereof with respect to the 5% Preferred Stock.

     5. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, Merrill Lynch that:

        (i) Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, will comply when so filed in all material respects as to form with the requirements of the 1933 Act and the 1934 Act and each preliminary prospectus and the Prospectus delivered to the Dealer Manager for use in connection with the Exchange Offer will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, and on the effective date of each part of the Registration Statement and on the date on which the Exchange Offer is consummated and the shares of New Preferred Stock and Common Stock are issued (the "Closing Date"), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1934 Act;
     (ii) neither the Registration Statement nor any amendment thereto (on its effective date and the Closing Date) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iii) neither the Prospectus nor any amendments or supplements thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Merrill Lynch expressly for use in the Registration Statement or Prospectus.

        (ii) The Schedule 13E-4, as originally filed and subsequently amended, the other Offering Materials and any amendment or supplement thereto conform, or will conform, in all material respects with all applicable requirements of the 1933 Act and the 1934 Act; and none of the Schedule 13E-4, the other Offering Materials or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;



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                                       10

     provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Merrill Lynch expressly for use therein.

        (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (iv) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act.

        (v) The financial statements and the related notes of the Company included in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the financial position of the Company and its consolidated subsidiary as of the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiary for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company for each of the years in the five-year period ended December 31, 1996.

        (vi) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Schedule 13E-4, except as otherwise stated therein or contemplated thereby, there has not been (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) any transaction entered into by the Company or its subsidiary, other than in the ordinary course of business, that is material with respect to the Company and its subsidiary considered as one enterprise, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.



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                                       11

        (vii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement and to make and consummate the Exchange Offer and the Solicitation; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which each such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (viii) Satellite CD Radio, Inc. has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of Satellite CD Radio, Inc. has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of Satellite CD Radio, Inc. was issued in violation of the preemptive or similar rights of any securityholder of Satellite CD Radio, Inc. Satellite CD Radio, Inc. is the only subsidiary of the Company.

        (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Exchange Offer, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (x) This Agreement has been duly authorized, executed and delivered by the Company.

        (xi) The shares of New Preferred Stock issuable in connection with the Exchange Offer will be duly authorized by the Company and, when issued in exchange for shares of 5% Preferred Stock pursuant to the Exchange Offer, will be validly issued,



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                                       12

     fully paid and non-assessable; the shares of Common Stock issuable upon conversion of the shares of New Preferred Stock by the holders thereof or upon the issuance of shares to pay any accrued dividends on the New Preferred Stock will be duly authorized by the Company and, when issued, will be validly issued, fully paid and non-assessable; the shares of Series D Preferred Stock issuable in exchange for shares of New Preferred Stock upon the occurrence of an automatic exchange as provided in the Certificate of Designations for the New Preferred Stock will be duly authorized by the Company and, when issued, will be validly issued, fully paid and non-assessable; the New Preferred Stock, the Common Stock, the Series D Preferred Stock and the 5% Preferred Stock (both prior to and after giving effect to the Proposed Amendment) conform in all material respects to all statements relating thereto contained in the Prospectus and the descriptions thereof in the Prospectus conform in all material respects to the rights set forth in the instruments defining the same (both prior to and after giving effect to the Proposed Amendment); no holder of the shares of New Preferred Stock, Common Stock or Series D Preferred Stock will be subject to personal liability by reason of being such a holder; and the issuance of the shares of New Preferred Stock is not, and the issuance of Common Stock or Series D Preferred Stock will not be, subject to the preemptive or other similar rights of any securityholder of the Company.

        (xii) Neither the Company nor its subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and delivery of the shares of New Preferred Stock in exchange for shares of 5% Preferred Stock in the Exchange Offer, the issuance and delivery of shares of Common Stock upon the conversion of shares of New Preferred Stock by the holders thereof, the issuance and delivery of shares of Series D Preferred Stock in exchange for shares of New Preferred Stock upon the occurrence of an automatic exchange pursuant to the Certificate of Designations for the New Preferred Stock, the making and consummation of the Exchange Offer and the Solicitation (including effectiveness of the Proposed Amendment), the consummation by the Company of the transactions contemplated in this Agreement, the Registration Statement, the Schedule 13E-4 and the other Offering Materials, the consummation of the Exchange Offer and the Solicitation and compliance by the Company with the terms of this Agreement, the Registration Statement, the Schedule 13E-4 and the other Offering Materials have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the



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                                       13

     creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiary.

        (xiii) No labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary's principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        (xiv) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiary, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Exchange Offer or the transactions contemplated by this Agreement, the Registration Statement, the Schedule 13E-4 or the Solicitation, or the performance by the Company of its obligations hereunder or in the Exchange Offer; all pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

        (xv) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the Schedule 13E-4 or to be filed as exhibits which have not been so described and filed as required.

        (xvi) The Company and its subsidiary own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

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                                       14

     (collectively, "Intellectual Property") necessary to carry on the business now operated by them and intended to be operated by them in the manner described in the Registration Statement, and neither the Company nor its subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the making or consummation of the Exchange Offer as set forth in the Registration Statement, the Prospectus and the Schedule 13E-4 and the consummation by the Company the transactions contemplated in this Agreement, the Solicitation and in the Registration Statement, the Prospectus and the Schedule 13E-4, except such as have been already obtained or as may be required under the 1933 Act, the 1934 Act or securities or blue sky laws of the various states.

        (xviii) Except as disclosed in the Prospectus, the Company and its subsidiary possess such permits, licenses (including, without limitation, the FCC License, as defined in the Prospectus), approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or intended to be operated by them in the manner described in the Registration Statement and the Schedule 13E-4; the Company and its subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (xix) The Company and its subsidiary have good and marketable title to all real property owned by the Company and its subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiary, considered as one enterprise, and under which the Company or its subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor its subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (xx) The Company is not, and upon the consummation of the Exchange Offer will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xxi) Except as described in the Registration Statement and the Schedule 13E-4, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiary and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiary relating to Hazardous Materials or any Environmental Laws.

        (xxii) All United States federal income tax returns of the Company and its subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate

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                                       16

     reserves have been provided. The Company and its subsidiary have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

        (xxiii) The Company and its subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
     (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (xxiv) Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

        (xxv) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder or supplier of any of them, on the other hand, which is required to be described in the Registration Statement, the Prospectus or the Schedule 13E-4 which is not so described or is not described as required.

        (xxvi) The Company has not distributed and, prior to the Closing Date, will not distribute any Offering Materials in connection with the exchange of the shares of New Preferred Stock for shares of 5% Preferred Stock, other than the Registration Statement, any preliminary prospectus, the Prospectus or any other Offering Materials, if any, permitted by the 1933 Act and the 1934 Act and approved by Merrill Lynch.

        (xxvii) The Voting Trust Agreement, dated August 26, 1997 among the Company, Darlene Friedland and David Margolese and consented to by Robert
     M. Friedland has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto,

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                                       17

     is a valid, legal and binding obligation of the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (xxviii) On or prior to the consummation of the Exchange Offer and subject to obtaining the necessary stockholder approval thereto in a timely fashion, the Certificate of Designations of the 5% Preferred Stock will have been duly and validly amended by the Proposed Amendment. The Certificate of Designations, as amended by the Proposed Amendment, will conform in all material respects to all descriptions thereof in the Prospectus.

        (b) Any certificate signed by any officer of the Company delivered to Merrill Lynch or to its counsel shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby.

        6. Indemnification. (a) The Company agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), the
     Schedule 13E-4 or any other Offering Materials (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) which otherwise arises out of or is otherwise based upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer, (B) which otherwise arises out of or is related to this Agreement or the Exchange Offer or the services provided by Merrill Lynch in connection with this Agreement or the Exchange Offer or
     (C) which otherwise arises out of or is related to any breach by the Company of a representation or warranty contained in this Agreement;

        (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or

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                                       18

     omission, any such alleged untrue statement or omission or any such matters listed in clauses (i) and (ii) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, any such alleged untrue statement or omission or any such matters listed in clauses (i) and (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), the Schedule 13E-4 or any other Offering Materials; and provided further that the indemnity contained in clause (ii) above shall not apply to any loss, liability, claim, damage or expense that is found by a court of competent jurisdiction to have resulted from Merrill Lynch's gross negligence, bad faith or willful misconduct. The Company also agrees that Merrill Lynch shall not have any liability (whether direct or indirect, in tort, contract or otherwise) to the Company or its subsidiary or its or their securityholders or creditors related to or arising out of this Agreement or the Exchange Offer or the services provided by Merrill Lynch in connection with this Agreement or the Exchange Offer, except (i) to the extent such liability is found by a final judgment of a court of competent jurisdiction to have resulted from Merrill Lynch's gross negligence, bad faith or willful misconduct or (ii) as expressly provided Section 6(b).

        (b) Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the
Schedule 13E-4, and each person, if any, who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i), (iii) and (iv) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), the Schedule 13E-4 or any other Offering Materials in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus, the Prospectus (or any amendment or supplement thereto), the Schedule 13E-4 or any other Offering Materials.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not

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                                       19

relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel for the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and shall have, if requested, provided such indemnifying party reasonably detailed information regarding such fees and expenses (including with respect to the services performed, the rate or rates charged and the expenses incurred), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        7. Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified person in respect of any loss, liability, claim, damage or expense referred to therein, then the indemnifying person shall contribute to the aggregate amount of such loss, liability, claim, damage and expense, as incurred by such indemnified party (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Merrill Lynch on the other from the Exchange Offer or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and Merrill Lynch on the other in connection with any statements or omissions or any other matters which

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                                       20


resulted in such loss, damage, expense, liability or claim, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and Merrill Lynch on the other shall be deemed to be in the same respective proportions as the maximum aggregate liquidation preference of the shares of New Preferred Stock issuable pursuant to the Exchange Offer plus the fair market value of any other consideration payable to tendering holders in the Exchange Offer (less registration fees of the Exchange Offer) bears to the maximum amount of fees payable to Merrill Lynch pursuant to Section 3 hereof.

        The relative fault of the Company on the one hand and Merrill Lynch on the other (i) in the case of any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or its affiliates or Merrill Lynch, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and
(ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its subsidiary or their affiliates or by Merrill Lynch, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

        The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The aggregate amount of loss, liability, claim, damage and expense incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the fee paid to Merrill Lynch as provided in Section 3 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement or the Schedule 13E-4, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

        8. Conditions to Merrill Lynch's Obligations. The obligations of Merrill Lynch hereunder are subject as of the Commencement Date and as of the Closing Date to the


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                                       21



accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) The Registration Statement shall have become effective and at or prior to the Commencement Date and the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and there shall not have been any material legal action or other administrative proceeding instituted or threatened against the Company or against Merrill Lynch relating to Merrill Lynch acting in its capacity as Dealer Manager with respect to the Exchange Offer, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for Merrill Lynch.

        (b) At the Commencement Date and the Closing Date, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, in form and substance satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A hereto and to such further effect as counsel for Merrill Lynch may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiary and certificates of public officials.

        (c) At the Commencement Date and the Closing Date, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Date, of Wiley, Rein & Felding, regulatory counsel for the Company, in form and substance satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel for Merrill Lynch may reasonably request.

        (d) At the Commencement Date and the Closing Date, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Date, of Bright & Lorig patent counsel for the Company, in form and substance satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit B-2 hereto and to such further effect as counsel for Merrill Lynch may reasonably request.

        (e) At the Commencement Date and the Closing Date, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Date, of Marzouk & Parry, other intellectual property counsel for the Company, in form and substance satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit B-3 hereto and to such further effect as counsel to Merrill Lynch may reasonably request.

        (f) At the Closing Date, Merrill Lynch shall have received the favorable opinion, dated as of the Closing Date, of Shearman & Sterling, counsel for Merrill Lynch, with respect to the matters set forth in clauses (i), (v),
     (vi), (viii) and (x) and the penultimate paragraph of Exhibit A hereto.

        (g) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 5(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (h) At the Commencement Date, Merrill Lynch shall have received from Coopers & Lybrand L.L.P., a letter dated such date, in form and substance satisfactory to Merrill Lynch containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (i) At the Closing Date, Merrill Lynch shall have received from Coopers & Lybrand L.L.P., a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section.

        (j) At or prior to the Commencement Date, the Company shall have entered into appropriate agreements with the Information Agent, the Exchange Agent and the Transfer Agent and such other agents for purposes of the Exchange Offer, in form and substance satisfactory to Merrill Lynch and its counsel.

        (k) (i) The Registration Statement, the Schedule 13E-4 and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and in all material respects shall conform to the requirements of the 1933 Act and none of the Registration Statement, the Schedule 13E-4 or the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company shall have complied with all agreements and satisfied all conditions hereunder on its part to be performed and satisfied at or prior to the Commencement Date and the Closing Date and (iii) the other representations and warranties of the Company set forth in this Agreement shall be accurate as though expressly made at and as of the Commencement Date and the Closing Date.

        (l) On or after the date hereof there shall not have occurred any of the following: (i) since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Dealer Manager, impracticable to or inadvisable to proceed with the Exchange Offer or the delivery of the shares of New Preferred Stock on the Closing Date on the terms and in the manner contemplated in the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (m) All proceedings taken in connection with the Exchange Offer, including, without limitation, the authorization, issuance and delivery of the shares of New Preferred Stock, shall be in form and substance satisfactory to Merrill Lynch and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in subsection (f) of this Section 8 and in order to evidence the accuracy and completeness of any of the representations or warranties of the Company, the performance of any covenants of the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

        9. Termination. (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the final expiration date of the Exchange Offer,
(ii) the date on which Merrill Lynch gives notice to the Company that any of the conditions specified in Section 8 have not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 8, (iii) the date on which Merrill Lynch gives notice to the Company that it reasonably objects to any amendment or supplement to the Registration Statement, the Schedule 13E-4 or the Offering Materials that the Company has filed or proposes to file with the Commission (provided that, in the case of any such proposed filing, the Company has indicated that it intends to file such amendment or supplement notwithstanding such objection or disapproval) or that it reasonably objects to the Company's decision not to file with the Commission an amendment or supplement to the Registration Statement, the Schedule 13E-4 or the Offering Materials proposed by Merrill Lynch in order to comply with the requirements of the 1933 Act or the 1934 Act, or (iv) the date on which the Company terminates or withdraws the Exchange Offer for any reason (the earliest to occur of clause (i), (ii), (iii) or (iv) being referred to as the "Termination Date").

        (b) Notwithstanding termination of this Agreement pursuant to subsection
(a) of this Section 9, Sections 3, 5, 6, 7, 14 and 18 shall survive any termination of this Agreement.

        10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Dealer Manager shall be directed to Merrill Lynch & Co., World Financial Center, North Tower, New York, New York 10281-1305, Attention: General Counsel, with a copy to David J. Beveridge, Esq., Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, and notices to the Company shall be directed to it at 1001 22nd Street, N.W., Sixth Floor, Washington, D.C. 20037, Attention: Chairman and Chief Executive Officer with a copy to Leonard V. Quigley, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

        11. Tombstone. The Company acknowledges that Merrill Lynch may place an announcement in such newspapers and periodicals as it may choose, stating that Merrill Lynch is acting as Dealer Manager and financial advisor to the Company in connection with the Exchange Offer. The costs relating to any such tombstone shall be borne by Merrill Lynch.

        12. Survival of Certain Provisions. The representations, warranties, indemnities and agreements of the Company will remain operative and in full force and effect regardless of any investigation made by or on behalf of Merrill Lynch or any affiliate or controlling person thereof and Sections 3, 5, 6, 7, 9(b), 14 and 18 of this Agreement will survive the consummation of the Exchange Offer.

        13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

        14. Independent Contractor. The Company acknowledges and agrees that Merrill Lynch has been retained to act solely as Dealer Manager to the Company. In such capacity, Merrill Lynch shall act as an independent contractor, and any duties of Merrill Lynch arising out of its engagement pursuant to this Agreement shall be owed solely to the Company.

        15. Severability. If any term or provision of this Agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

        16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

        17. Successors. This Agreement is made solely for the benefit of Merrill Lynch and the Company and, to the extent expressed, the indemnified parties and their executors, administrators, successors and assigns, and no other persons shall acquire or have any right under or by virtue of this Agreement.

        18. Waiver of Jury Trial. The Company (in its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) and Merrill Lynch waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of Merrill Lynch pursuant to, or the performance by Merrill Lynch of the services contemplated by, this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and Merrill Lynch in accordance with its terms.



                                          Very truly yours,

                                          CD RADIO INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Confirmed and accepted as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED



By:     Merrill Lynch, Pierce, Fenner
            & Smith Incorporated



By:
   -----------------------------------
   Name:
   Title:

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 8(b)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Dealer Manager Agreement and to make and consummate the Exchange Offer and the Solicitation.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Exchange Offer or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (v) The shares of New Preferred Stock and Common Stock issuable in connection with the Exchange Offer have been duly authorized by the Company and, when issued in exchange for shares of 5% Preferred Stock pursuant to the Exchange Offer, have been validly issued, fully paid and non-assessable; the New Preferred Stock, the Common Stock and the 5% Preferred Stock (both prior to and after giving effect to the Proposed Amendment) conform to all statements relating thereto contained in the Prospectus and the descriptions thereof in the Prospectus conform to the rights set forth in the instruments defining the same (both prior to and after giving effect to the Proposed Amendment); and no holder of the shares of New Preferred Stock or Common Stock will be subject to personal liability by reason of being such a holder.

     (vi) The issuance of the shares of New Preferred Stock and Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (vii) Satellite CD Radio, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the

Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of Satellite CD Radio, Inc. has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of Satellite CD Radio, Inc. was issued in violation of the preemptive or similar rights of any securityholder of Satellite CD Radio, Inc.

     (viii) The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (x) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act.

     (xi) The Schedule 13E-4, excluding the documents incorporated by reference therein, and each amendment thereto, excluding the documents incorporated by reference therein (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), complied as to form in all material respects with the requirements of the 1934 Act.

     (xii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act.

     (xiii) The forms of certificate used to evidence the shares of New Preferred Stock and Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

     (xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or its subsidiary is a party, or to which the property of the Company or its subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Exchange Offer, the Solicitation or the transactions contemplated by the Dealer Manager Agreement, the Registration Statement, the Schedule 13E-4 or the other Offering Materials, or the performance by the Company of its obligations thereunder or in connection with the Exchange Offer and the Solicitation; to the best of our knowledge, the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Schedule 13E-4, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xv) The information in the Prospectus under "Description of Capital Stock," "Description of New Preferred Stock," "Tax Matters," and "Business--Legal Proceedings" and in the Registration Statement under Item 20, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xvi) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xvii) All descriptions in the Registration Statement and the Schedule 13E-4 of contracts and other documents to which the Company or its subsidiary are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Schedule 13E-4 or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xviii) To the best of our knowledge, neither the Company nor its subsidiary is in violation of its charter or by-laws and no default by the Company or its subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus, the Schedule 13E-4 or filed or incorporated by reference as an exhibit to the Registration Statement or the Schedule 13E-4.

     (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than under the 1933 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Dealer Manager Agreement or for the issuance or exchange of the shares of New Preferred Stock and Common Stock in the Exchange Offer.

     (xx) The execution, delivery and performance of the Dealer Manager Agreement and the consummation of the transactions contemplated therein, in the Registration Statement, the Schedule 13E-4 and the other Offering Materials (including the issuance and exchange of the shares of New Preferred Stock and Common Stock pursuant to the Exchange Offer and the receipt of consents pursuant to the Solicitation) and compliance by the Company with its obligations under the Dealer Manager Agreement, the Registration Statement, the Schedule 13E-4 and the other Offering Materials and the consummation of the Exchange Offer and the Solicitation do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 5(xi) of the Dealer Manager Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or its subsidiary is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiary or any of their respective properties, assets or operations.

     (xxi) The Company is not, and upon the consummation of the Exchange Offer will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

     (xxii) The Voting Trust Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the provisions of the Voting Trust Agreement create a "voting trust" as provided in Section 218 under the Delaware General Corporation Law.

     Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(ii) the Schedule 13E-4 or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the federal communications laws of the United States, upon the opinion of Wiley, Rein & Felding, special counsel to the Company (which opinion shall be dated and furnished to Merrill Lynch at the Closing Date, shall be satisfactory in form and substance to counsel for Merrill Lynch and shall expressly state that Merrill Lynch may rely on such opinion as if it were addressed to Merrill Lynch), provided that Paul, Weiss, Rifkind, Wharton & Garrison shall state in their opinion that they believe that they and Merrill Lynch are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit B-1

              FORM OF OPINION OF REGULATORY COUNSEL TO THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 8(c)

     (A) (1) The execution, delivery and performance of the Dealer Manager Agreement and the consummation of the transactions contemplated therein, in the Registration Statement, the Schedule 13E-4 and the other Offering Materials (including the issuance and exchange of the shares of New Preferred Stock and Common Stock pursuant to the Exchange Offer and the receipt of consents pursuant to the Solicitation) and compliance by the Company with its obligations under the Dealer Manager Agreement, the Registration Statement, the Schedule 13E-4 and the other Offering Materials and the consummation of the Exchange Offer and the Solicitation do not violate (i) the Federal Communications Act of 1934, as amended (the "Communications Act"), (ii) any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company or its subsidiary,
(iii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company or its subsidiary, and (iv) to the best of such counsel's knowledge, any decree from any court, and (2) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution, delivery and performance of the Dealer Manager Agreement or the consummation of the Exchange Offer, the Stock Offering or the Notes Offering, except for consents, approvals, authorizations or orders of or qualifications as have already been obtained and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to qualify with the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business, prospects or operations of the Company and its subsidiary, taken as a whole.

     (B) Except as described in the Prospectus, (1) each of the Company and its subsidiary has made all reports and filings, and paid all fees, required by the FCC, and have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct the business now operated by them or intended to be operated by them in the manner described in the Prospectus; and
(2) neither the Company nor its subsidiary has received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, earnings, operations or business of the Company and its subsidiary now operated by them or intended to be operated by them in the manner described in the Prospectus, taken as a whole.

                                      B-1-2

     (C) Neither the Company nor its subsidiary is in violation of, or in default under the Communications Act or the telecommunications rules or regulations of the FCC, the effect of which, singly or in the aggregate, would have a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary, taken as a whole.

     (D) Except as described in the Prospectus, to the best of such counsel's knowledge after due inquiry (i) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Company or its subsidiary and
(ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company or its subsidiary before or by the FCC or any State Authority which, if decided adversely to the Company's interest, would have a material adverse effect on the Company and its subsidiary, taken as a whole.

     (E) The statements in the Prospectus under the captions "Risk Factors--Possible Failure to Obtain FCC Approvals, Including the FCC License," "Risk Factors--Application of Export Control Regulations, "Risk Factors--Competition," "Business--Competition" and "Business--Government Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                                                                     Exhibit B-2

                FORM OF OPINION OF PATENT COUNSEL TO THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 8(d)

     (A) The Company has received the following U.S. patents: ________, and no facts have come to the attention of such counsel that have led such counsel to express an opinion that any of such patents is unenforceable or invalid.

     (B) Such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents or other proprietary information of others.

     (C) Such counsel has no knowledge of any pending adversarial legal or governmental proceedings (including without limitation interference proceedings) relating to patents of the Company.

     (D) The statements in the Prospectus under the captions "Risk Factors--Uncertain Patent Protection" and "Business--Technology, Patents and Trademarks," and as marked on the pages attached hereto, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                                                                     Exhibit B-3

          FORM OF OPINION OF OTHER INTELLECTUAL PROPERTY COUNSEL TO THE
                COMPANY TO BE DELIVERED PURSUANT TO SECTION 8(e)

     (A) To such counsel's knowledge, the Applications are still pending and all filings required to be made by the date of such opinion have been made.

     (B) Such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any trademarks of others.

     (C) Aside from the pending Applications, we have no knowledge of any pending or threatened adversarial legal or governmental proceedings or interference proceedings relating to the Applications.